CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      THE WESTERN TRANSMEDIA COMPANY, INC.

                Under Section 242 of the General Corporation Law

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         It is hereby certified that:

         1. The name of the corporation is The Western Transmedia Company, Inc. (the "Corporation").

         2. The amendment of the certificate of incorporation effected by this certificate of amendment is to change the name of the Corporation.

         3. To accomplish the foregoing amendment, Article FIRST of the certificate of incorporation, relating to the name of the Corporation, is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

         "FIRST: The name of the corporation is The Western Systems Corp. (the "Corporation")."

         4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         Signed and attested to on January 2, 1997.

                                  THE WESTERN TRANSMEDIA COMPANY, INC.


                                  /s/ Stuart M. Pellman
                                  -----------------------------------
                                  Stuart M. Pellman
                                  President & Chief Executive Officer

ATTEST:

/s/ Ann C.W. Green
------------------
Ann C.W. Green
Assistant Secretary